Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

June 2007 Performance Update

The Frontier Fund Supplement Dated June 29, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

June performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 1	June 2007	June 2007 YTD	NAV / Unit
Balanced Series-1	0.59%	2.34%	$109.15
Balanced Series-1a	0.55%	2.12%	$98.01
Campbell/Graham Series-1	4.86%	8.12%	$104.09
Currency Series-1	1.57%	4.08%	$105.29
Long/Short Commodity Series-1	-1.38%	-0.44%	$99.98
Graham Series-1	4.14%	12.68%	$95.45
Winton Series-1	1.41%	0.69%	$106.38
Long Only Commodity Series-1	0.43%	1.92%	$97.28
Managed Futures Index Series-1	4.79%	0.66%	$97.39
Dunn Series-1 (Closed to Investors)	6.82%	0.32%	$77.15

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$14,872,997.87
Unrealized trading gain/(loss)	-11,922,098.22
Less: commissions	-260,897.33
Less: FCM fees	-94,059.07
Foreign currency gain/(loss)	30,589.88
Interest Income	489,515.76

Total Income	3116048.89

EXPENSES

Management fees	89,138.34
Incentive fees	1,038,865.45
Broker service fees	581,055.89

Total Expenses	1709059.68

Net Income (Loss)	1406989.21

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,207,666.89	$239,553,095.47	108.51

Current month additions	46,960.54	5,174,860.81
Current month redemptions	-45,452.13	-5,006,678.37

Net Income (loss) for current month		1406989.21
Net Asset Value, end of current month	2209175.306	241128267.1	109.1485436

	Monthly rate of return		0.005884652

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1

THE FRONTIER FUND BALANCED SERIES—1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$338,460.48
Unrealized trading gain/(loss)	-267,943.38
Less: commissions	-6,004.38
Less: FCM fees	-2,159.05
Foreign currency gain/(loss)	709.07
Interest Income	15,362.92

Total Income	78425.66

EXPENSES

Trading fees	5,334.83
Management fees	2,869.35
Incentive fees	24,481.30
Broker service fees	13,360.21

Total Expenses	46045.69

Net Income (Loss)	32379.97

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	57,768.81	$5,630,915.26	97.47
Current month additions	2,087.64	205,077.14
Current month redemptions	-2,467.14	-243,726.22

Net Income (loss) for current month		32379.97
Net Asset Value, end of current month	57389.30639	5624646.15	98.00861003

	Monthly rate of return		0.005525906

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$6,467,413.74
Unrealized trading gain/(loss)	-3,195,433.57
Less: commissions	-30,320.85
Less: FCM fees	-27,384.70
Foreign currency gain/(loss)	3,827.62
Interest Income	115,384.31

Total Income	3333486.55

EXPENSES

Management fees	105,133.71
Incentive fees	457,372.89
Broker service fees	134,281.63

Total Expenses	696788.23

Net Income (Loss)	2636698.32

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	547,339.26	$54,332,089.90	99.27

Current month additions	7,779.96	803,457.59
Current month redemptions	-7,027.99	-722,184.71

Net Income (loss) for current month		2636698.32
Net Asset Value, end of current month	548091.2308	57050061.1	104.0886223

	Monthly rate of return		0.048540569

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 1

THE FRONTIER FUND CURRENCY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$164,200.02
Unrealized trading gain/(loss)	-32,750.81
Less: FCM fees	-3,897.85
Interest Income	17,354.94

Total Income	144906.3

EXPENSES

Management fees	4,108.75
Incentive fees	0
Broker service fees	19,620.88

Total Expenses	23729.63

Net Income (Loss)	121176.67

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	74,641.70	$7,737,780.64	103.67

Current month additions	10,003.26	1,053,192.25
Current month redemptions	-373.15793	-39,190.52
Net Income (loss) for current month		121176.67
Net Asset Value, end of current month	84271.81157	8872959.04	105.2897627

	Monthly rate of return		0.015624218

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(24,031.18)
Unrealized trading gain/(loss)	-195,585.08
Less: commissions	-28,774.24
Less: FCM fees	-10,577.10
Foreign currency gain/(loss)	0
Interest Income	78,590.74

Total Income	-180376.86

EXPENSES

Management fees	71,278.17
Incentive fees	61,268.29
Broker service fees	65,127.89

Total Expenses	197674.35

Net Income (Loss)	-378051.21

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	264,405.73	$26,804,004.56	101.37

Current month additions	27,196.69	2,733,055.84
Current month redemptions	-6,743.73	-679,097.68

Net Income (loss) for current month		-378051.21
Net Asset Value, end of current month	284858.6957	28479911.51	99.97908417

	Monthly rate of return		-0.013721178

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 1

THE FRONTIER FUND GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$943,445.13
Unrealized trading gain/(loss)	-580,078.32
Less: commissions	-3,625.56
Less: FCM fees	-2,627.96
Foreign currency gain/(loss)	386.94
Interest Income	11,546.01

Total Income	369046.24

EXPENSES

Management fees	13,264.49
Incentive fees	117,384.33
Broker service fees	13,377.39

Total Expenses	144026.21

Net Income (Loss)	225020.03

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	59,015.84	$5,408,990.16	91.65

Current month additions	137.43555	13,365.23
Current month redemptions	-1,264.11	-122,004.16

Net Income (loss) for current month		225020.03
Net Asset Value, end of current month	57889.16656	5525371.26	95.44741423

	Monthly rate of return		0.04143387

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$919,019.49
Unrealized trading gain/(loss)	-664,862.09
Less: commissions	-7,735.61
Less: FCM fees	-5,069.54
Foreign currency gain/(loss)	-600.54
Interest Income	28,274.30

Total Income	269026.01

EXPENSES

Management fees	20,306.36
Incentive fees	36,126.39
Broker service fees	31,871.72

Total Expenses	88304.47

Net Income (Loss)	180721.54

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	115,938.55	$12,161,913.52	$104.90

Current month additions	32,739.53	3,473,589.22
Current month redemptions	-589.55439	-62,385.73

Net Income (loss) for current month		180721.54
Net Asset Value, end of current month	148088.5257	15753838.55	106.3812235

	Monthly rate of return		0.014120338

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$18,467.51
Unrealized trading gain/(loss)	0
Less: commissions	0
Less: FCM fees	-1,280.58
Foreign currency gain/(loss)	0
Interest Income	12,012.21

Total Income	29199.14

EXPENSES

Management fees	3,037.24
Incentive fees	0
Broker service fees	6,648.01

Total Expenses	9685.25

Net Income (Loss)	19513.89

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	42,963.94	$4,161,693.03	96.86

Current month additions	1,594.21	154,321.26
Current month redemptions	-1,523.65	-149,145.62

Net Income (loss) for current month		19513.89
Net Asset Value, end of current month	43034.49133	4186382.56	97.27970357

	Monthly rate of return		0.004333095

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jun-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$41,683.46
Unrealized trading gain/(loss)	-13,480.55
Less: commissions	-423.9
Less: FCM fees	-69.77
Foreign currency gain/(loss)	-0.64
Interest Income	2,039.20

Total Income	29747.8

EXPENSES

Management fees	288.38
Incentive fees	0
Broker service fees	1,007.39

Total Expenses	1295.77

Net Income (Loss)	28452.03

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	6,183.38	$574,676.74	92.94

Current month additions	447.13963	42,561.47
Current month redemptions	-158.79592	-15,430.14

Net Income (loss) for current month		28452.03
Net Asset Value, end of current month	6471.71903	630260.1	97.3868144

	Monthly rate of return		0.047846077

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 1

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

May 2007 Performance Update

The Frontier Fund Supplement Dated May 31, 2007 to Prospectus Dated February12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

May performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 1	May 2007	May 2007 YTD	NAV / Unit
Balanced Series-1	5.66%	1.74%	$108.51
Balanced Series-1a	5.61%	1.56%	$97.47
Campbell/Graham Series-1	9.12%	3.11%	$99.27
Currency Series-1	2.15%	2.47%	$103.67
Long/Short Commodity Series-1	-0.89%	0.95%	$101.37
Graham Series-1	14.51%	8.20%	$91.65
Winton Series-1	4.43%	-0.71%	$104.90
Long Only Commodity Series-1	-1.12%	1.49%	$96.86
Managed Futures Index Series-1	1.61%	-3.94%	$92.94
Dunn Series-1 (Closed to Investors)	12.16%	-6.09%	$72.22

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$8,003,754.52
Unrealized trading gain/(loss)	6,298,830.62
Less: commissions	-151,162.11
Less: FCM fees	-90,328.78
Foreign currency gain/(loss)	462,623.47
Interest Income	473,360.08

Total Income	14997077.8

EXPENSES

Management fees	89,637.07
Incentive fees	1,466,949.02
Broker service fees	594,070.14

Total Expenses	2150656.23

Net Income (Loss)	12846421.57

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,219,241.81	$227,914,641.90	102.7

Current month additions	52,810.57	5,578,531.19
Current month redemptions	-64,385.48	-6,786,499.14

Net Income (loss) for current month		12846421.57
Net Asset Value, end of current month	2207666.894	239553095.5	108.5096199

	Monthly rate of return		0.05656884

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1

THE FRONTIER FUND BALANCED SERIES—1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$182,231.98
Unrealized trading gain/(loss)	143,026.77
Less: commissions	-3,427.50
Less: FCM fees	-2,031.82
Foreign currency gain/(loss)	10,590.57
Interest Income	14,322.81

Total Income	344712.81

EXPENSES

Trading fees	5,329.64
Management fees	2,895.15
Incentive fees	33,718.12
Broker service fees	13,444.56

Total Expenses	55387.47

Net Income (Loss)	289325.34

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	54,284.68	$5,010,399.83	92.3
Current month additions	3,873.40	368,019.02
Current month redemptions	-389.27187	-36,828.89

Net Income (loss) for current month		289325.34
Net Asset Value, end of current month	57768.81228	5630915.3	97.47327455

	Monthly rate of return		0.056048478

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$2,526,165.07
Unrealized trading gain/(loss)	2,756,431.61
Less: commissions	-18,675.05
Less: FCM fees	-26,023.82
Foreign currency gain/(loss)	-3,840.56
Interest Income	117,682.70

Total Income	5351739.95

EXPENSES

Management fees	100,738.98
Incentive fees	568,834.53
Broker service fees	132,216.61

Total Expenses	801790.12

Net Income (Loss)	4549949.83

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	548,524.22	$49,897,682.33	90.97

Current month additions	9,570.23	899,969.65
Current month redemptions	-10,755.19	-1,015,511.83

Net Income (loss) for current month		4549949.83
Net Asset Value, end of current month	547339.2593	54332089.98	99.26583753

	Monthly rate of return		0.091193113

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 1

THE FRONTIER FUND CURRENCY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$157,179.90
Unrealized trading gain/(loss)	14,303.69
Less: FCM fees	-3,870.26
Interest Income	18,139.97

Total Income	185753.3

EXPENSES

Management fees	2,365.33
Incentive fees	2,302.38
Broker service fees	19,317.61

Total Expenses	23985.32

Net Income (Loss)	161767.98

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	73,495.63	$7,458,913.45	101.49

Current month additions	1,290.51	131,806.81
Current month redemptions	-144.43719	-14,707.57
Net Income (loss) for current month		161767.98
Net Asset Value, end of current month	74641.7048	7737780.67	103.6656477

	Monthly rate of return		0.021437064

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(201,694.43)
Unrealized trading gain/(loss)	27,592.71
Less: commissions	-20,799.15
Less: FCM fees	-10,219.03
Foreign currency gain/(loss)	0
Interest Income	84,291.34

Total Income	-120828.56

EXPENSES

Management fees	72,627.84
Incentive fees	-26,181.11
Broker service fees	67,106.63

Total Expenses	113553.36

Net Income (Loss)	-234381.92

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	250,359.93	$25,608,290.87	102.29

Current month additions	20,940.01	2,131,651.05
Current month redemptions	-6,894.20	-701,555.44

Net Income (loss) for current month		-234381.92
Net Asset Value, end of current month	264405.7312	26804004.56	101.3745218

	Monthly rate of return		-0.008949831

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 1

THE FRONTIER FUND GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$315,627.05
Unrealized trading gain/(loss)	391,688.72
Less: commissions	-2,668.92
Less: FCM fees	-2,697.63
Foreign currency gain/(loss)	-476.99
Interest Income	11,529.72

Total Income	713001.95

EXPENSES

Management fees	11,797.99
Incentive fees	-675.58
Broker service fees	12,844.58

Total Expenses	23966.99

Net Income (Loss)	689034.96

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	60,757.53	$4,863,010.09	80.04

Current month additions	1,252.74	106,559.78
Current month redemptions	-2,994.42	-249,614.66

Net Income (loss) for current month		689034.96
Net Asset Value, end of current month	59015.84315	5408990.17	91.65318805

	Monthly rate of return		0.145092304

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$408,076.71
Unrealized trading gain/(loss)	166,180.81
Less: commissions	-3,587.35
Less: FCM fees	-4,374.24
Foreign currency gain/(loss)	-420.72
Interest Income	25,368.39

Total Income	591243.6

EXPENSES

Management fees	17,578.00
Incentive fees	92,228.22
Broker service fees	26,749.43

Total Expenses	136555.65

Net Income (Loss)	454687.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	90,990.54	$9,140,271.65	$100.45

Current month additions	25,855.88	2,660,038.95
Current month redemptions	-907.8662	-93,086.09

Net Income (loss) for current month		454687.95
Net Asset Value, end of current month	115938.5541	12161912.46	104.8996389

	Monthly rate of return		0.044297052

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(48,521.05)
Unrealized trading gain/(loss)	0
Less: commissions	0
Less: FCM fees	-1,689.94
Foreign currency gain/(loss)	0
Interest Income	13,049.09

Total Income	-37161.9

EXPENSES

Management fees	4,370.36
Incentive fees	6,875.49
Broker service fees

Total Expenses	11245.85

Net Income (Loss)	-48407.75

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	41,397.00	$4,055,314.63	97.96

Current month additions	2,015.20	198,132.84
Current month redemptions	-448.26137	-43,346.41

Net Income (loss) for current month		-48407.75
Net Asset Value, end of current month	42963.93506	4161693.31	96.86480776

	Monthly rate of return		-0.011179994

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

May-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(1,889.36)
Unrealized trading gain/(loss)	10,903.84
Less: commissions	-294.94
Less: FCM fees	-35.14
Foreign currency gain/(loss)	-39.88
Interest Income	1,593.31

Total Income	10237.83

EXPENSES

Management fees	151.69
Incentive fees	0
Broker service fees	960.16

Total Expenses	1111.85

Net Income (Loss)	9125.98

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	6,169.37	$564,276.33	91.46

Current month additions	14.00834	1,274.42
Current month redemptions	0	0

Net Income (loss) for current month		9125.98
Net Asset Value, end of current month	6183.37532	574676.73	92.9390018

	Monthly rate of return		0.016171023

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 1

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

April 2007 Performance Update

The Frontier Fund Supplement Dated April 30, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

April performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 1	April 2007	April 2007 YTD	NAV / Unit
Balanced Series-1	2.77%	-3.71%	$102.70
Balanced Series-1a	2.72%	-3.83%	$92.30
Campbell/Graham Series-1	4.25%	-5.51%	$90.97
Currency Series-1	3.41%	0.32%	$101.49
Long/Short Commodity Series-1	1.24%	1.86%	$102.29
Graham Series-1	5.69%	-5.51%	$80.04
Winton Series-1	5.33%	-4.92%	$100.45
Long Only Commodity Series-1	-0.92%	2.64%	$97.96
Managed Futures Index Series-1	1.56%	-5.46%	$91.46
Dunn Series-1 (Closed to Investors)	3.13%	-16.27%	$64.40

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(1,619,942.21)
Unrealized trading gain/(loss)	8,472,838.69
Less: commissions	-110,848.28
Less: FCM fees	-94911.72
Foreign currency gain/(loss)	-206,643.84
Interest Income	468,421.95

Total Income	6908914.59

EXPENSES

Management fees	97590.6
Incentive fees	106,003.58
Broker service fees	578,195.74

Total Expenses	781789.92

Net Income (Loss)	6127124.67

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,206,124.39	$220,458,980.35	99.93

Current month additions	57,764.17	5,931,548.77
Current month redemptions	-44,646.75	-4,603,011.40

Net Income (loss) for current month		6127124.67
Net Asset Value, end of current month	2219241.808	227914642.4	102.699328

	Monthly rate of return		0.027712679

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1

THE FRONTIER FUND BALANCED SERIES—1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(34,439.22)
Unrealized trading gain/(loss)	180,596.65
Less: commissions	-2,397.92
Less: FCM fees	-2,052.33
Foreign currency gain/(loss)	-4,426.25
Interest Income	13,534.57

Total Income	150815.5

EXPENSES

Trading fees	4,951.07
Management fees	2,936.00
Incentive fees	2,194.74
Broker service fees	12,514.96

Total Expenses	22596.77

Net Income (Loss)	128218.73

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	52,888.39	$4,752,263.14	89.85

Current month additions	1,535.31	142,724.19
Current month redemptions	-139.01113	-12,806.16

Net Income (loss) for current month		128218.73
Net Asset Value, end of current month	54284.68345	5010399.9	92.29859293

	Monthly rate of return		0.027252008

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$426,038.61
Unrealized trading gain/(loss)	1,657,457.71
Less: commissions	-16,742.24
Less: FCM fees	-26,572.33
Foreign currency gain/(loss)	-90,254.35
Interest Income	132,869.62

Total Income	2082797.02

EXPENSES

Management fees	102,852.59
Incentive fees	-159,424.02
Broker service fees	124,846.50

Total Expenses	68275.07

Net Income (Loss)	2014521.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	539,503.40	$47,077,062.11	87.26

Current month additions	16,884.27	1,516,896.25
Current month redemptions	-7,863.44	-710,797.90

Net Income (loss) for current month		2014521.95
Net Asset Value, end of current month	548524.2244	49897682.41	90.96714456

	Monthly rate of return		0.042483894

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 1

THE FRONTIER FUND CURRENCY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$236,480.61
Unrealized trading gain/(loss)	15,435.23
Less: FCM fees	-3,680.59
Interest Income	17,821.81

Total Income	266057.06

EXPENSES

Management fees	5,451.88
Incentive fees	-1,415.87
Broker service fees	18,695.76

Total Expenses	22731.77

Net Income (Loss)	243325.29

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	72,495.27	$7,114,985.23	98.14

Current month additions	1,542.16	155,683.77
Current month redemptions	-541.80211	-55,080.83
Net Income (loss) for current month		243325.29
Net Asset Value, end of current month	73495.62931	7458913.46	101.4878508

	Monthly rate of return		0.03411301

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$561,191.79
Unrealized trading gain/(loss)	-149,372.25
Less: commissions	-16,566.74
Less: FCM fees	-9,490.54
Foreign currency gain/(loss)	0
Interest Income	80,520.11

Total Income	466282.37

EXPENSES

Management fees	64,532.19
Incentive fees	46,512.30
Broker service fees	61,687.29

Total Expenses	172731.78

Net Income (Loss)	293550.59

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	224,808.02	$22,712,397.84	101.03

Current month additions	27,438.20	2,794,401.54
Current month redemptions	-1,886.29	-192,059.08

Net Income (loss) for current month		293550.59
Net Asset Value, end of current month	250359.9265	25608290.89	102.2859019

	Monthly rate of return		0.01243098

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 1

THE FRONTIER FUND GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$48,112.35
Unrealized trading gain/(loss)	242,887.78
Less: commissions	-2,374.66
Less: FCM fees	-2,069.39
Foreign currency gain/(loss)	-4,927.72
Interest Income	12,807.15

Total Income	294435.51

EXPENSES

Management fees	12,035.76
Incentive fees	336.9
Broker service fees	12,389.20

Total Expenses	24761.86

Net Income (Loss)	269673.65

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	62,643.72	$4,743,880.14	75.73

Current month additions	88.31509	7,053.39
Current month redemptions	-1,974.50	-157,597.06

Net Income (loss) for current month		269673.65
Net Asset Value, end of current month	60757.52829	4863010.12	80.03963059

	Monthly rate of return		0.056907838

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(8,284.79)
Unrealized trading gain/(loss)	427,888.15
Less: commissions	-2,871.60
Less: FCM fees	-3,182.39
Foreign currency gain/(loss)	-14,547.46
Interest Income	19,045.95

Total Income	418047.86

EXPENSES

Management fees	12,731.13
Incentive fees	1,549.26
Broker service fees	20,045.00

Total Expenses	34325.39

Net Income (Loss)	383722.47

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	67,490.95	$6,436,414.01	$95.37

Current month additions	23,499.59	2,320,135.18
Current month redemptions	0	0

Net Income (loss) for current month		383722.47
Net Asset Value, end of current month	90990.54287	9140271.66	100.4529852

	Monthly rate of return		0.053297528

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(45,681.26)
Unrealized trading gain/(loss)	0
Less: commissions	0
Less: FCM fees	-2,007.84
Foreign currency gain/(loss)	0
Interest Income	14,898.96

Total Income	-32790.14

EXPENSES

Management fees	4,855.25
Incentive fees	0
Broker service fees	7,761.85

Total Expenses	12617.1

Net Income (Loss)	-45407.24

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	47,083.98	$4,655,029.60	98.87

Current month additions	605.79189	59,756.16
Current month redemptions	-6,292.77	-614,063.91

Net Income (loss) for current month		-45407.24
Net Asset Value, end of current month	41397.00101	4055314.61	97.96155545

	Monthly rate of return		-0.009188273

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Apr-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$3,488.09
Unrealized trading gain/(loss)	5,554.90
Less: commissions	-177.25
Less: FCM fees	-239.67
Foreign currency gain/(loss)	27.44
Interest Income	1,838.94

Total Income	10492.45

EXPENSES

Management fees	959.42
Incentive fees	0
Broker service fees	946.81

Total Expenses	1906.23

Net Income (Loss)	8586.22

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	6,114.04	$550,628.95	90.06

Current month additions	55.33025	5,061.16
Current month redemptions	0	0

Net Income (loss) for current month		8586.22
Net Asset Value, end of current month	6169.36698	564276.33	91.46421859

	Monthly rate of return		0.015592034

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 1

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

March 2007 Performance Update

The Frontier Fund Supplement Dated March 30, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

March performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 1	March 2007	March 2007 YTD	NAV / Unit
Balanced Series-1	-3.17%	-6.31%	$99.93
Balanced Series-1a	-3.22%	-6.38%	$89.85
Campbell/Graham Series-1	-3.99%	-9.36%	$87.26
Currency Series-1	-0.55%	-2.98%	$98.14
Long/Short Commodity Series-1	0.36%	0.61%	$101.03
Graham Series-1	-3.38%	-10.60%	$75.73
Winton Series-1	-6.03%	-9.73%	$95.37
Long Only Commodity Series-1	1.36%	3.58%	$98.87
Managed Futures Index Series-1	-3.28%	-6.91%	$90.06
Dunn Series-1 (Closed to Investors)	-6.39%	-18.81%	$62.44

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(11,177,201.65)
Unrealized trading gain/(loss)	4,204,564.32
Less: commissions	-154,955.05
Less: FCM fees	-76,949.37
Foreign currency gain/(loss)	30,362.23
Interest Income	461,374.38

Total Income	-6712805.14

EXPENSES

Management fees	78,007.16
Incentive fees	-200,765.38
Broker service fees	538,772.53

Total Expenses	416014.31

Net Income (Loss)	-7128819.45

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,182,384.26	$225,236,394.98	103.21

Current month additions	59,189.95	5,873,522.49
Current month redemptions	-35,449.83	-3522117.43

Net Income (loss) for current month		-7128819.45
Net Asset Value, end of current month	2206124.389	220458980.6	99.93043988

	Monthly rate of return		-0.031775604

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1

THE FRONTIER FUND BALANCED SERIES—1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(230,104.91)
Unrealized trading gain/(loss)	93,454.24
Less: commissions	-3,226.73
Less: FCM fees	-1,607.14
Foreign currency gain/(loss)	644.24
Interest Income	12,745.86

Total Income	-128094.44

EXPENSES

Trading fees	4,464.35
Management fees	-2,109.89
Incentive fees	484.91
Broker service fees	11,298.87

Total Expenses	14138.24

Net Income (Loss)	-142232.68

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	48,864.99	$4,536,820.62	92.84

Current month additions	4,068.55	361,676.17
Current month redemptions	-45.14796	-4000.92

Net Income (loss) for current month		-142232.68
Net Asset Value, end of current month	52888.38888	4752263.19	89.85456526

	Monthly rate of return		-0.032156772

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(3,098,487.77)
Unrealized trading gain/(loss)	1,472,750.95
Less: commissions	-19,241.65
Less: FCM fees	-23,698.02
Foreign currency gain/(loss)	1,041.25
Interest Income	111,847.84

Total Income	-1555787.4

EXPENSES

Management fees	86,571.88
Incentive fees	158,940.28
Broker service fees	114,125.62

Total Expenses	359637.78

Net Income (Loss)	-1915425.18

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	528,714.81	$48,054,586.75	90.89

Current month additions	18,102.80	1,573,177.19
Current month redemptions	-7,314.21	-635,276.65

Net Income (loss) for current month		-1915425.18
Net Asset Value, end of current month	539503.3984	47077062.11	87.25999178

	Monthly rate of return		-0.039938477

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 1

THE FRONTIER FUND CURRENCY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(46,651.42)
Unrealized trading gain/(loss)	14,930.09
Less: FCM fees	-2,861.75
Interest Income	17,106.00

Total Income	-17477.08

EXPENSES

Management fees	3,519.26
Incentive fees	0
Broker service fees	17,340.29

Total Expenses	20859.55

Net Income (Loss)	-38336.63

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	71,505.23	$7,056,746.65	98.69

Current month additions	1,047.22	102,178.84
Current month redemptions	-57.17609	-5,603.62
Net Income (loss) for current month		-38336.63
Net Asset Value, end of current month	72495.2718	7114985.24	98.14412807

	Monthly rate of return		-0.005531178

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$156,867.12
Unrealized trading gain/(loss)	28,030.50
Less: commissions	-13,634.12
Less: FCM fees	-8,075.56
Foreign currency gain/(loss)	0
Interest Income	68,441.67

Total Income	231629.61

EXPENSES

Management fees	56,299.41
Incentive fees	29,877.19
Broker service fees	52,714.75

Total Expenses	138891.35

Net Income (Loss)	92738.26

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	196,970.05	$19,829,095.10	100.67

Current month additions	31,073.79	3,116,059.74
Current month redemptions	-3,235.82	-325,495.25

Net Income (loss) for current month		92738.26
Net Asset Value, end of current month	224808.0188	22712397.85	101.0301944

	Monthly rate of return		0.003577972

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 1

THE FRONTIER FUND GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(430,141.45)
Unrealized trading gain/(loss)	276,487.07
Less: commissions	-2,492.99
Less: FCM fees	-2,156.66
Foreign currency gain/(loss)	229.29
Interest Income	11,565.61

Total Income	-146509.13

EXPENSES

Management fees	10,785.35
Incentive fees	0
Broker service fees	11,761.28

Total Expenses	22546.63

Net Income (Loss)	-169055.76

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	63,948.59	$5,011,994.24	78.38

Current month additions	540.5446	40,662.48
Current month redemptions	-1,845.42	-139,720.81

Net Income (loss) for current month		-169055.76
Net Asset Value, end of current month	62643.71656	4743880.15	75.72794864

	Monthly rate of return		-0.033835817

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(378,410.24)
Unrealized trading gain/(loss)	176,556.44
Less: commissions	-3,930.57
Less: FCM fees	-1,889.41
Foreign currency gain/(loss)	484.18
Interest Income	11,299.14

Total Income	-195890.46

EXPENSES

Management fees	7,538.23
Incentive fees	-1,936.06
Broker service fees	11,444.74

Total Expenses	17046.91

Net Income (Loss)	-212937.37

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	36,323.73	$3,686,333.97	$101.49

Current month additions	31,230.02	2,969,017.42
Current month redemptions	-62.80018	-6,000.00

Net Income (loss) for current month		-212937.37
Net Asset Value, end of current month	67490.95133	6436414.02	95.36706615

	Monthly rate of return		-0.060330415

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$60,014.44
Unrealized trading gain/(loss)	0
Less: commissions	0
Less: FCM fees	-1,932.52
Foreign currency gain/(loss)	0
Interest Income	14,801.27

Total Income	72883.19

EXPENSES

Management fees	4,827.73
Incentive fees	0
Broker service fees	7,577.92

Total Expenses	12405.65

Net Income (Loss)	60477.54

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	49,199.39	$4,798,822.42	97.54

Current month additions	961.36006	91,758.96
Current month redemptions	-3,076.77	-296,029.32

Net Income (loss) for current month		60477.54
Net Asset Value, end of current month	47083.9838	4655029.6	98.86651945

	Monthly rate of return		0.013599748

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Mar-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(24,470.04)
Unrealized trading gain/(loss)	8,612.75
Less: commissions	-314.87
Less: FCM fees	-217.04
Foreign currency gain/(loss)	34.39
Interest Income	1,713.90

Total Income	-14640.91

EXPENSES

Management fees	868.68
Incentive fees	0
Broker service fees	879.09

Total Expenses	1747.77

Net Income (Loss)	-16388.68

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	5,652.14	$526,272.12	93.11

Current month additions	1,170.47	104,057.96
Current month redemptions	-708.57432	-63,312.45

Net Income (loss) for current month		-16388.68
Net Asset Value, end of current month	6114.03673	550628.95	90.05980407

	Monthly rate of return		-0.032759058

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 1

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

February 2007 Performance Update

The Frontier Fund Supplement Dated February 28, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

February performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 1	February 2007	February 2007 YTD	NAV / Unit
Balanced Series-1	-4.38%	-3.23%	$103.21
Balanced Series-1a	-4.35%	-3.26%	$92.84
Campbell/Graham Series-1	-5.80%	-5.59%	$90.89
Currency Series-1	-2.46%	-2.45%	$98.69
Long/Short Commodity Series-1	0.18%	0.25%	$100.67
Graham Series-1	-6.18%	-7.47%	$78.38
Winton Series-1	-7.75%	-3.94%	$101.49
Long Only Commodity Series-1	4.05%	2.19%	$97.54
Managed Futures Index Series-1	-3.70%	-3.76%	$93.11
Dunn Series-1 (Closed to Investors)	-12.64%	-13.27%	$66.70

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$2,208,944.46
Unrealized trading gain/(loss)	-12,180,090.26
Less: commissions	-145,714.31
Less: FCM fees	-61,340.92
Foreign currency gain/(loss)	49,403.62
Interest Income	450,140.87

Total Income	-9678656.54

EXPENSES

Management fees	63,543.32
Incentive fees	25,964.06
Broker service fees	536,170.26

Total Expenses	625677.64

Net Income (Loss)	-10304334.18

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,142,199.64	$231,211,587.96	107.93

Current month additions	64,923.22	6,986,953.53
Current month redemptions	-24,738.60	-2657812.33

Net Income (loss) for current month		-10304334.18
Net Asset Value, end of current month	2182384.263	225236395	103.2065704

	Monthly rate of return		-0.043763825

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1

THE FRONTIER FUND BALANCED SERIES—1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$39,908.99
Unrealized trading gain/(loss)	-243,703.53
Less: commissions	-2,833.95
Less: FCM fees	-1,152.11
Foreign currency gain/(loss)	956.92
Interest Income	14,983.72

Total Income	-191839.96

EXPENSES

Trading fees	4,074.30
Management fees	2,089.19
Incentive fees	-184.97
Broker service fees	10,308.20

Total Expenses	16286.72

Net Income (Loss)	-208126.68

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	46,139.40	$4,478,547.83	97.07

Current month additions	6,271.63	609,703.36
Current month redemptions	-3,546.03	-343,303.89

Net Income (loss) for current month		-208126.68
Net Asset Value, end of current month	48864.98681	4536820.62	92.84399559

	Monthly rate of return		-0.043535638

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(427,853.08)
Unrealized trading gain/(loss)	-2,692,402.42
Less: commissions	-14,556.12
Less: FCM fees	-22,039.98
Foreign currency gain/(loss)	4,707.29
Interest Income	102,034.40

Total Income	-3050109.91

EXPENSES

Management fees	28,788.07
Incentive fees	-232,935.64
Broker service fees	115,650.25

Total Expenses	-88497.32

Net Income (Loss)	-2961612.59

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	520,077.59	$50,182,048.92	96.49

Current month additions	17,552.86	1,688,881.18
Current month redemptions	-8,915.65	-854,730.76

Net Income (loss) for current month		-2961612.59
Net Asset Value, end of current month	528714.808	48054586.75	90.88942852

	Monthly rate of return		-0.058043025

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 1

THE FRONTIER FUND CURRENCY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(165,017.99)
Unrealized trading gain/(loss)	-5,726.44
Less: FCM fees	-2,828.30
Interest Income	15,490.44

Total Income	-158082.29

EXPENSES

Management fees	2,360.45
Incentive fees	0
Broker service fees	16,446.15

Total Expenses	18806.6

Net Income (Loss)	-176888.89

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	70,317.39	$7,114,723.39	101.18

Current month additions	1,216.12	121,725.90
Current month redemptions	-28.2774	-2,813.74
Net Income (loss) for current month		-176888.89
Net Asset Value, end of current month	71505.23135	7056746.66	98.68853686

	Monthly rate of return		-0.024624067

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$234,474.55
Unrealized trading gain/(loss)	-128,709.60
Less: commissions	-11,883.01
Less: FCM fees	-7,178.20
Foreign currency gain/(loss)	0
Interest Income	54,793.47

Total Income	141497.21

EXPENSES

Management fees	50,805.36
Incentive fees	12,826.67
Broker service fees	44,493.95

Total Expenses	108125.98

Net Income (Loss)	33371.23

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	193,034.05	$19,398,041.43	100.49

Current month additions	6,752.71	680,997.47
Current month redemptions	-2,816.70	-283,315.02

Net Income (loss) for current month		33371.23
Net Asset Value, end of current month	196970.0514	19829095.11	100.6706094

	Monthly rate of return		0.001797288

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 1

THE FRONTIER FUND GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(199,295.54)
Unrealized trading gain/(loss)	-119,320.11
Less: commissions	-2,139.83
Less: FCM fees	-2,355.32
Foreign currency gain/(loss)	435.39
Interest Income	11,279.57

Total Income	-311395.84

EXPENSES

Management fees	11,779.03
Incentive fees	0
Broker service fees	12,550.50

Total Expenses	24329.53

Net Income (Loss)	-335725.37

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	65,370.30	$5,461,192.34	83.54

Current month additions	476.79499	40,083.51
Current month redemptions	-1,898.51	-153,556.24

Net Income (loss) for current month		-335725.37
Net Asset Value, end of current month	63948.59415	5011994.24	78.37536238

	Monthly rate of return		-0.061822332

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$15,012.45
Unrealized trading gain/(loss)	-326,209.22
Less: commissions	-2,558.72
Less: FCM fees	-704.62
Foreign currency gain/(loss)	336.45
Interest Income	5,748.30

Total Income	-308375.36

EXPENSES

Management fees	2,817.37
Incentive fees	-3,538.17
Broker service fees	6,055.94

Total Expenses	5335.14

Net Income (Loss)	-313710.5

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	17,436.95	$1,918,197.27	$110.01

Current month additions	18,886.78	2,081,847.21
Current month redemptions	0	0

Net Income (loss) for current month		-313710.5
Net Asset Value, end of current month	36323.73047	3686333.98	101.4855559

	Monthly rate of return		-0.077487902

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$183,223.76
Unrealized trading gain/(loss)	0
Less: commissions	0
Less: FCM fees	-1,557.64
Foreign currency gain/(loss)	0
Interest Income	13,254.32

Total Income	194920.44

EXPENSES

Management fees	3,883.90
Incentive fees	0
Broker service fees	7,084.31

Total Expenses	10968.21

Net Income (Loss)	183952.23

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	47,981.87	$4,497,688.00	93.74

Current month additions	1,666.37	159,416.50
Current month redemptions	-448.84598	-42,234.24

Net Income (loss) for current month		183952.23
Net Asset Value, end of current month	49199.39236	4798822.49	97.53824712

	Monthly rate of return		0.040518958

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Feb-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(5,121.27)
Unrealized trading gain/(loss)	-14,261.98
Less: commissions	-267.93
Less: FCM fees	-182.58
Foreign currency gain/(loss)	27.87
Interest Income	1,476.60

Total Income	-18329.29

EXPENSES

Management fees	731.11
Incentive fees	0
Broker service fees	795.35

Total Expenses	1526.46

Net Income (Loss)	-19855.75

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	5,393.43	$521,462.24	96.68

Current month additions	258.71674	24,665.64
Current month redemptions	0	0

Net Income (loss) for current month		-19855.75
Net Asset Value, end of current month	5652.14195	526272.13	93.11021108

	Monthly rate of return		-0.036923758

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 1

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

January 2007 Performance Update

The Frontier Fund Supplement Dated January 31, 2007 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

January performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 1	January 2007	January 2007 YTD	NAV / Unit
Balanced Series-1	1.20%	1.20%	$107.93
Balanced Series-1a	1.14%	1.14%	$97.07
Campbell/Graham Series-1	0.23%	0.23%	$96.49
Currency Series-1	0.02%	0.02%	$101.18
Long/Short Commodity Series-1	0.07%	0.07%	$100.49
Graham Series-1	-1.37%	-1.37%	$83.54
Winton Series-1	4.12%	4.12%	$110.01
Long Only Commodity Series-1	-1.79%	-1.79%	$93.74
Managed Futures Index Series-1	-0.07%	-0.07%	$96.68
Dunn Series-1 (Closed to Investors)	-0.72%	-0.72%	$76.35

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$2,943,240.14
Unrealized trading gain/(loss)	1,685,557.62
Less: commissions	-145,154.08
Less: FCM fees	-107,800.79
Foreign currency gain/(loss)	-17,079.14
Interest Income	465,850.79

Total Income	4824614.54

EXPENSES

Management fees	104,626.54
Incentive fees	1,377,173.28
Broker service fees	617,518.98

Total Expenses	2099318.8

Net Income (Loss)	2725295.74

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,105,455.40	$224,559,899.60	106.66

Current month additions	73,597.19	7,888,928.68
Current month redemptions	-36,852.95	-3,962,536.06

Net Income (loss) for current month		2725295.74
Net Asset Value, end of current month	2142199.641	231211588	107.9318583

	Monthly rate of return		0.011924416

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1

THE FRONTIER FUND BALANCED SERIES—1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$56,418.51
Unrealized trading gain/(loss)	29,611.72
Less: commissions	-2,747.62
Less: FCM fees	-2,042.23
Foreign currency gain/(loss)	-331.24
Interest Income	11,808.43

Total Income	92717.57

EXPENSES

Trading fees	4,626.72
Management fees	2,852.84
Incentive fees	25,885.93
Broker service fees	11,711.74

Total Expenses	45077.23

Net Income (Loss)	47640.34

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	43,801.99	$4,203,865.43	95.97

Current month additions	2,337.41	227,042.05
Current month redemptions	0	0

Net Income (loss) for current month		47640.34
Net Asset Value, end of current month	46139.39526	4478547.82	97.06559427

	Monthly rate of return		0.011416008

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$734,073.82
Unrealized trading gain/(loss)	-354,307.64
Less: commissions	-16,079.98
Less: FCM fees	-25,370.40
Foreign currency gain/(loss)	-6,375.64
Interest Income	120,941.70

Total Income	452881.86

EXPENSES

Management fees	112,198.99
Incentive fees	88,914.85
Broker service fees	134,452.98

Total Expenses	335566.82

Net Income (Loss)	117315.04

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	507,344.25	$48,843,313.62	96.27

Current month additions	18,308.60	1,761,149.56
Current month redemptions	-5,575.26	-539,729.30

Net Income (loss) for current month		117315.04
Net Asset Value, end of current month	520077.5923	50182048.92	96.48954245

	Monthly rate of return		0.002280487

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 1

THE FRONTIER FUND CURRENCY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 2007

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$37,466.56
Unrealized trading gain/(loss)	-23,990.12
Less: FCM fees	-4,156.63
Interest Income	16,891.45

Total Income	26211.26

EXPENSES

Management fees	4,903.29
Incentive fees	0
Broker service fees	18,982.44

Total Expenses	23885.73

Net Income (Loss)	2325.53

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	68,126.11	$6,891,890.55	101.16

Current month additions	2,739.36	276,142.05
Current month redemptions	-548.07333	-55,634.74
Net Income (loss) for current month		2325.53
Net Asset Value, end of current month	70317.38871	7114723.39	101.1801422

	Monthly rate of return		0.000199112

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$14,210.67
Unrealized trading gain/(loss)	146,879.02
Less: commissions	-12,101.33
Less: FCM fees	-6,585.08
Foreign currency gain/(loss)	0
Interest Income	64,446.25

Total Income	206849.53

EXPENSES

Management fees	87,208.52
Incentive fees	55,743.84
Broker service fees	52,136.66

Total Expenses	195089.02

Net Income (Loss)	11760.51

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	193,966.32	$19,478,593.84	100.42

Current month additions	61.20868	6,064.67
Current month redemptions	-993.47786	-98,377.60

Net Income (loss) for current month		11760.51
Net Asset Value, end of current month	193034.0485	19398041.42	100.4902585

	Monthly rate of return		0.000699646

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 1

THE FRONTIER FUND GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$199,143.72
Unrealized trading gain/(loss)	-240,079.89
Less: commissions	-3,251.99
Less: FCM fees	-4,280.77
Foreign currency gain/(loss)	-1,474.00
Interest Income	16,133.10

Total Income	-33809.83

EXPENSES

Management fees	22,654.93
Incentive fees	0
Broker service fees	15,766.19

Total Expenses	38421.12

Net Income (Loss)	-72230.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	70,733.09	$5,991,336.84	84.7

Current month additions	201.15496	16,826.42
Current month redemptions	-5,563.94	-474,739.97

Net Income (loss) for current month		-72230.95
Net Asset Value, end of current month	65370.30465	5461192.34	83.54240307

	Monthly rate of return		-0.013667024

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$25,259.34
Unrealized trading gain/(loss)	-5,978.81
Less: commissions	-489.38
Less: FCM fees	-338.47
Foreign currency gain/(loss)	7.77
Interest Income	2,112.43

Total Income	20572.88

EXPENSES

Management fees	1,381.11
Incentive fees	2,708.05
Broker service fees	2,191.61

Total Expenses	6280.77

Net Income (Loss)	14292.11

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	3,378.34	$356,924.20	$105.65

Current month additions	14,058.62	1,546,980.96
Current month redemptions	0	0

Net Income (loss) for current month		14292.11
Net Asset Value, end of current month	17436.9532	1918197.27	110.0075941

	Monthly rate of return		0.041245567

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(65,256.07)
Unrealized trading gain/(loss)	0
Less: commissions	0
Less: FCM fees	-2,034.50
Foreign currency gain/(loss)	0
Interest Income	13,689.14

Total Income	-53601.43

EXPENSES

Management fees	5,219.98
Incentive fees	0
Broker service fees	7,585.21

Total Expenses	12805.19

Net Income (Loss)	-66406.62

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	45,276.40	$4,321,463.94	95.45

Current month additions	2,705.46	242,630.67
Current month redemptions	0	0

Net Income (loss) for current month		-66406.62
Net Asset Value, end of current month	47981.8673	4497687.99	93.73724374

	Monthly rate of return		-0.017944015

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Jan-07

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$10,139.54
Unrealized trading gain/(loss)	-10,033.39
Less: commissions	-240.88
Less: FCM fees	-243.37
Foreign currency gain/(loss)	-50.09
Interest Income	1,678.13

Total Income	1249.94

EXPENSES

Management fees	1,001.56
Incentive fees	0
Broker service fees	919.71

Total Expenses	1921.27

Net Income (Loss)	-671.33

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	5,168.76	$500,069.64	96.75

Current month additions	224.66107	22,063.93
Current month redemptions	0	0

Net Income (loss) for current month		-671.33
Net Asset Value, end of current month	5393.42521	521462.24	96.68480042

	Monthly rate of return		-0.000673897

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 1

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

December 2006 Performance Update

The Frontier Fund Supplement Dated December 29, 2006 to Prospectus Dated February 12, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, improves the overall performance of your investment portfolio, and enhances the power of your strategic asset allocation.

December performance for the various Series of The Frontier Fund is detailed below:

The Frontier Fund Class 1	December 2006	December 2006 YTD	NAV / Unit
Balanced Series-1	2.71%	1.99%	$106.66
Balanced Series-1a	2.67%	-4.03%	$95.97
Campbell/Graham Series-1	4.91%	2.09%	$96.27
Currency Series-1	2.05%	3.59%	$101.16
Long/Short Commodity Series-1	-0.52%	0.44%	$100.42
Graham Series-1	1.98%	2.17%	$84.70
Winton Series-1	1.73%	5.64%	$105.65
Long Only Commodity Series-1	-5.39%	-4.55%	$95.45
Managed Futures Index Series-1	1.01%	-3.15%	$96.75
Dunn Series-1 (Closed to Investors)	-0.61%	-11.42%	$76.91

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The actual trading composite results of above Series’ advisor trading program(s) with pro forma expenses of The Frontier Fund applicable to the Series Units as set forth in the Break-even Analysis are contained in the Prospectus. The pro forma average annualized rate of return of the Series-2 Units will be commensurately higher than that of the Series-1 Units, to the extent that the Series-2 expenses are lower than the Series-1 expenses as set forth in the respective Break-even Table.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$6,366,501.79
Unrealized trading gain/(loss)	-335,386.74
Less: commissions	-189,069.28
Less: FCM fees	-74,644.24
Foreign currency gain/(loss)	-5,274.38
Interest Income	356,646.43

Total Income	6118773.58

EXPENSES

Management fees	69,266.82
Incentive fees	-374,465.23
Broker service fees	519,826.38

Total Expenses	214627.97

Net Income (Loss)	5904145.61

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	2,071,422.96	$215,109,876.14	103.85

Current month additions	70,414.40	7,349,047.77
Current month redemptions	-36,381.96	-3,803,169.92

Net Income (loss) for current month		5904145.61
Net Asset Value, end of current month	2105455.402	224559899.6	106.6562129

	Monthly rate of return		0.02702179

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1

THE FRONTIER FUND BALANCED SERIES—1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$108,128.28
Unrealized trading gain/(loss)	3,612.89
Less: commissions	-3,313.84
Less: FCM fees	-1,279.26
Foreign currency gain/(loss)	-64.6
Interest Income	8,345.13

Total Income	115428.6

EXPENSES

Trading fees	3,535.69
Management fees	1,979.63
Incentive fees	-5,999.96
Broker service fees	8,979.39

Total Expenses	8494.75

Net Income (Loss)	106933.85

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	36,279.82	$3,391,400.48	93.48

Current month additions	7,522.17	705,531.08
Current month redemptions	0	0

Net Income (loss) for current month		106933.85
Net Asset Value, end of current month	43801.98885	4203865.41	95.97430437

	Monthly rate of return		0.02668276

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$1,206,603.76
Unrealized trading gain/(loss)	1,253,362.80
Less: commissions	-18,408.47
Less: FCM fees	-19,757.06
Foreign currency gain/(loss)	-2,148.98
Interest Income	98,502.25

Total Income	2518154.3

EXPENSES

Management fees	78,119.93
Incentive fees	80,674.22
Broker service fees	110,996.65

Total Expenses	269790.8

Net Income (Loss)	2248363.5

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	488,272.30	$44,808,346.33	91.77

Current month additions	25,402.58	2,378,702.06
Current month redemptions	-6,330.63	-592,098.27

Net Income (loss) for current month		2248363.5
Net Asset Value, end of current month	507344.2477	48843313.62	96.27252864

	Monthly rate of return		0.049063187

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Campbell/Graham Series 1

THE FRONTIER FUND CURRENCY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$145,214.81
Unrealized trading gain/(loss)	-241.26
Less: FCM fees	-3,455.95
Interest Income	14,046.70

Total Income	155564.3

EXPENSES

Management fees	3,966.55
Incentive fees	0
Broker service fees	15,785.72

Total Expenses	19752.27

Net Income (Loss)	135812.03

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	65,301.98	$6,473,434.65	99.13

Current month additions	3,423.63	342,808.49
Current month redemptions	-599.50506	-60,164.62
Net Income (loss) for current month		135812.03
Net Asset Value, end of current month	68126.10598	6891890.55	101.1637235

	Monthly rate of return		0.020515722

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(265,152.50)
Unrealized trading gain/(loss)	177,702.10
Less: commissions	-6,362.34
Less: FCM fees	-7,710.27
Foreign currency gain/(loss)	0
Interest Income	56,162.15

Total Income	-45360.86

EXPENSES

Management fees	14,682.29
Incentive fees	-5,306.24
Broker service fees	46,436.52

Total Expenses	55812.57

Net Income (Loss)	-101173.43

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	194,537.08	$19,637,048.91	100.94

Current month additions	57.00621	5,723.18
Current month redemptions	-627.76571	-63,004.81

Net Income (loss) for current month		-101173.43
Net Asset Value, end of current month	193966.3176	19478593.85	100.4225583

	Monthly rate of return		-0.00512623

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long/Short Commodity Series 1

THE FRONTIER FUND GRAHAM SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(64,297.64)
Unrealized trading gain/(loss)	201,518.39
Less: commissions	-3,453.77
Less: FCM fees	-2,498.16
Foreign currency gain/(loss)	-280.86
Interest Income	12,554.29

Total Income	143542.25

EXPENSES

Management fees	12,092.95
Incentive fees	0
Broker service fees	14,138.60

Total Expenses	26231.55

Net Income (Loss)	117310.7

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	70,816.07	$5,881,692.79	83.06

Current month additions	955.62915	79,624.27
Current month redemptions	-1,038.61	-87,290.93

Net Income (loss) for current month		117310.7
Net Asset Value, end of current month	70733.08721	5991336.83	84.70345444

	Monthly rate of return		0.019786353

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Graham Series 1

THE FRONTIER FUND WINTON SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$741.62
Unrealized trading gain/(loss)	2,900.83
Less: commissions	-114.97
Less: FCM fees	-76.62
Foreign currency gain/(loss)	-15.54
Interest Income	359.55

Total Income	3794.87

EXPENSES

Management fees	301.8
Incentive fees	413.12
Broker service fees	412.57

Total Expenses	1127.49

Net Income (Loss)	2667.38

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	231.77396	$24,070.34	$103.85

Current month additions	3,146.56	330,186.48
Current month redemptions	0	0

Net Income (loss) for current month		2667.38
Net Asset Value, end of current month	3378.33683	356924.2	105.6508625

	Monthly rate of return		0.017340997

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(232,478.42)
Unrealized trading gain/(loss)	0
Less: commissions	0
Less: FCM fees	-1,664.13
Foreign currency gain/(loss)	0
Interest Income	12,199.27

Total Income	-221943.28

EXPENSES

Management fees	4,016.62
Incentive fees	0
Broker service fees	6,700.07

Total Expenses	10716.69

Net Income (Loss)	-232659.97

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	40,099.20	$4,045,401.90	100.88

Current month additions	6,482.25	633,716.75
Current month redemptions	-1,305.04	-124,994.75

Net Income (loss) for current month		-232659.97
Net Asset Value, end of current month	45276.40453	4321463.93	95.44626997

	Monthly rate of return		-0.053863303

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES—1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

Dec-06

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$376.89
Unrealized trading gain/(loss)	5,031.83
Less: commissions	-237.6
Less: FCM fees	-194.96
Foreign currency gain/(loss)	24.78
Interest Income	1,404.85

Total Income	6405.79

EXPENSES

Management fees	754.13
Incentive fees	0
Broker service fees	775.8

Total Expenses	1529.93

Net Income (Loss)	4875.86

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$$ per unit
Net Asset Value, end of prior month	5,007.55	$479,608.78	95.78

Current month additions	166.23713	16,060.76
Current month redemptions	-5.02773	-475.77

Net Income (loss) for current month		4875.86
Net Asset Value, end of current month	5168.76414	500069.63	96.74839409

	Monthly rate of return		0.010110609

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of The Frontier Fund—Managed Futures Index Series 1